Exhibit 10.1

THIRD AMENDMENT

This Third Amendment (the “Third Amendment”) to the License Agreement between Accentia Biopharmaceuticals, Inc. (“ACCENTIA”) and Mayo Foundation for Medical Education and Research (“MAYO”) is made between MAYO and ACCENTIA for good and valuable consideration, including the promises and agreements made herein.

Whereas the parties entered into a License Agreement, effective February 10, 2004 (the “License Agreement”);

Whereas, the parties entered into a First Amendment to the License Agreement effective December 23, 2004 (the “First Amendment”);

Whereas, the parties entered into a Second Amendment to the License Agreement effective August 22, 2006 (the “Second Amendment”)

Whereas, the parties desire to enter into this Third Amendment to the License Agreement to clarify certain aspects of the Milestone Payments provided under Section 4.05 of the License Agreement.

1.	The parties agree that ACCENTIA fulfilled the obligation to pay a Start of Phase III Milestone Royalty under Section 4.05 (a) for the current amphotericin B product it is developing, by having paid MAYO $750,000.00 on or before March 19, 2007 and $750,000.00 on or before April 15, 2007.

2.	The parties agree that ACCENTIA will not owe a separate Start of Phase III Milestone Royalty if more than one Phase III trial is required or commenced for an amphotericin B product by ACCENTIA. The forgoing shall not alter or modify the Milestone Royalty obligation owed by ACCENTIA to Mayo with regard to Asthma or as relates to the development of any non-amphotericin B FDA Product.

3.	The Effective Date of this Third Amendment shall be April 16, 2007.

4.	Except as modified herein, the License Agreement remains in full force and effect.

The parties set their hand and seal as of this 10th day of May 2007.

Accentia Biopharmaceuticals, Inc

By:	/s/ Francis E. O’Donnell, Jr.	Its:	Chairman & CEO

Mayo Foundation for Medical Education and Research

By:	/s/ Steven P. VanNurden	Its:	Assistant Treasurer